AGENCY AGREEMENT

WHEREAS pursuant to an Offer to Purchase (the "Offer") between FIC INVESTMENTS USA CORP. ("FIC USA") and STONY PLAIN ESTATES LTD. ("Stony Plain") dated November 15, 2006, FIC -USA offered to acquire certain real estate property (the "Property") located in the Province of Alberta;

AND WHEREAS the Property is acquired by, and registered in the name of, FIC-USA as agent for GENESIS ON THE LAKES LTD. ("Genesis");

NOW THEREFORE in consideration of the mutual premises set out herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1. Genesis hereby appoints FIC-USA as its agent and FIC-USA accepts the appointment and agrees to act as the agent for Genesis for the purpose of entering into the Offer and acquiring the Property.

2. The parties agree that FIC-USA will be the registered holder of the Property but that Genesis will be the legal and beneficial owner of the Property and shall be entitled to any and all proceeds which may result from any transaction entered into by FIC-USA in connection with the Property, including any sale, development or joint venture arrangement.

3. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

4. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together shall form one and the same agreement.

Dated this _____ day of November 2006.

FIC INVESTMENTS USA CORP.

Per: ______________________________
Authorized Signatory

GENESIS ON THE LAKES LTD.

Per: ______________________________
Authorized Signatory